ASSIGNMENT

WHEREAS I, **Pankaj Modi**, whose full post office address is 519 Golf Links Road, Ancaster, Ontario, L9G 4X6, am the sole inventor/applicant of Canadian and United States patent and patent application as set out in Schedule "A";

AND WHEREAS **Fenwafe Inc.**, whose full post office address is 1916 Merivale Road, Suite 200, Nepean, Ontario, K2G 1E8 (hereafter, together with any successors and assigns thereof, called "Assignee"), has acquired from me the whole right, title and interest for Canada, the United States of America and all other countries in and to the said invention, and in and to any Letters Patent that may be obtained therefor, and in and to said application, and in and to the right to sue for past infringement and to collect for all past, present and future damages.

NOW THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged, I, by these presents confirm that I have sold, assigned and transferred and do hereby sell, assign, transfer unto the said Assignee my full and exclusive right to the said invention in Canada, the United States of America and all other countries and my entire right, title and interest in and to any and all Letters Patent which may be granted therefor, and the entire right, title and interest in and to said application and in any corresponding applications filed in other countries, in and to any divisions, continuations, continuations-in-part and extensions of said application, and in and to the right to sue for past infringement and to collect for all past, present and future damages.

I agree that I will, without further consideration, do all such things and execute all such documents as may be necessary or desirable to obtain and maintain patents for said invention and for additions and modifications thereto in any and all countries, and to vest title thereto in said Assignee, its successors, assigns, and legal representatives or nominees.

I authorize and empower said Assignee, its successors, assigns and legal representatives or nominees, to invoke and claim for any application for patent or other form of protection for said invention or for additions and modifications thereto, filed by it or them, the benefit of the

right of priority provided by the International Convention for the Protection of Industrial Property, as amended, or by any convention which may henceforth be substituted for it, and to invoke and claim such right of priority without further written or oral authorization from me.

I hereby authorize and request the Commissioner of Patents and Trademarks to issue said Letters Patent to the Assignee, for its sole use and benefit, and for the use and benefit of its successors and assigns, to the full end of the term for which Letters Patent may be granted, as fully and entirely as the same would have been held by me had this assignment and sale not been made.

IN WITNESS WHEREOF, the assignor has executed this Assignment as of the _29__ day of _____August____________, 2013.

SIGNED, SEALED AND DELIVERED
in the presence of

Kalpana Modi
____
Witness

Pankaj Modi
____
PANKAJ MODI

SCHEDULE "A"

1. Country: United States
   Serial No.: 12/078,092
   Title: WAFER FORMULATION
   Filing Date: March 27, 2008

2. Country: Canada
   Patent No.: 2,624,110
   Title: A RAPIDLY-DISSOLVING ORALLY ADMINISTRABLE WAFER FORMULATION
   Filing Date: March 27, 2008
   Issue Date: November 9, 2010

WAT_LAW\ 647033\1

US008623401B2

(12) **United States Patent**
Modi

(10) **Patent No.: US 8,623,401 B2**
(45) **Date of Patent: Jan. 7, 2014**

(54) **WAFER FORMULATION**

(75) Inventor: **Pankaj Modi**, Ancaster (CA)

(73) Assignee: **Fenwafe Inc.**, Nepean, Ontario (CA)

(*) Notice: Subject to any disclaimer, the term of this patent is extended or adjusted under 35 U.S.C. 154(b) by 1151 days.

(21) Appl. No.: **12/078,092**

(22) Filed: **Mar. 27, 2008**

(65) **Prior Publication Data**

US 2009/0246257 A1 Oct. 1, 2009

(51) **Int. Cl.**

A61K 9/28	(2006.01)
A61K 9/00	(2006.01)
A61K 9/70	(2006.01)
A61K 31/439	(2006.01)

(52) **U.S. Cl.**

CPC *A61K 9/0056* (2013.01); *A61K 9/7007* (2013.01); *A61K 31/439* (2013.01)

USPC **424/441**

(58) **Field of Classification Search**

USPC 424/434, 435, 441, 443, 484; 514/777, 514/782; 264/160, 489

See application file for complete search history.

(56) **References Cited**

U.S. PATENT DOCUMENTS

4,673,679 A *	6/1987	Aungst et al.		514/282
2003/0035831 A1 *	2/2003	Modi		424/465
2003/0224044 A1 *	12/2003	Weibel		424/465
2007/0281003 A1 *	12/2007	Fuisz et al.		424/443
2008/0050422 A1 *	2/2008	Myers et al.		424/439
2008/0220029 A1 *	9/2008	Ng et al.		424/401

FOREIGN PATENT DOCUMENTS

CA	2414665	1/2003
CA	2472967	8/2003
CA	2493786	2/2004
EP	1897543	3/2008

OTHER PUBLICATIONS

Poklis, A. "Fentanyl: A Review for Clinical and Analytical Toxicologists", Clinical Tocicology, 33(5), 439-447 (1995).*

Streissand, James B., Vavrel, John R., Stanski, Donald R., Maire, Leon Le., Asburn, Michael A., Hague, Brian I., Traver, Stphen R.; "Absorption and Bioavailability of Oral Transmucosal Fentanyl Citrate"; Anesthesiology, 75:223-229 (1991).*

Streissand, James B., Busch, Michael A., Egan, Talmage E., Smith, Barbara Gaylord, Gay, Mason, and Pace, Nathan L.; "Dose Proportionality and Pharmacokinetics of Oral Transmucosal Fentanyl Citrate", Anesthesiology, V 88 No. 2 p. 305-09 Feb. 1998.*

* cited by examiner

Primary Examiner — Brian Gulledge

(57) **ABSTRACT**

An orally administrable wafer is provided comprising at least one physiologically acceptable film forming agent. The wafer is formed by mixing the film-forming agent with an aqueous solution to form a gel and exposing the gel to a plurality of heating and cooling cycles. The wafer is rapidly dissolving and suitable for administration of pharmaceutical agents.

13 Claims, 1 Drawing Sheet

Office de la Propriété Intellectuelle du Canada
Un organisme d'Industrie Canada

Canadian Intellectual Property Office
An agency of Industry Canada

CA 2624110 C 2010/11/09

(11)(21) 2 624 110

(12) BREVET CANADIEN
CANADIAN PATENT

(13) C

(22) Date de dépôt/Filing Date: 2008/03/27
(41) Mise à la disp. pub./Open to Public Insp.: 2008/11/14
(45) Date de délivrance/Issue Date: 2010/11/09

(51) Cl.Int./Int.Cl. *A61K 9/70* (2006.01), *A61K 31/4468* (2006.01), *A61K 31/485* (2006.01), *A61K 47/30* (2006.01)

(72) Inventeur/Inventor:
MODI, PANKAJ, CA

(73) Propriétaire/Owner:
MODI, PANKAJ, CA

(74) Agent: GOWLING LAFLEUR HENDERSON LLP

(54) Titre : FORMULATION EN CACHET A ADMINISTRER ORALEMENT ET A DISSOLUTION RAPIDE
(54) Title: A RAPIDLY-DISSOLVING ORALLY ADMINISTRABLE WAFER FORMULATION


Comparison Between i.m. Injection and Oral Fentanyl Wafers in Dogs
(Avg Data)
Fentanyl Conc (ng/mL)
7.00
6.00
5.00
4.00
3.00
2.00
1.00
0.00
time (hr)
0
0.15
0.3
0.5
0.6
0.75
1
1.25
1.5
2
3
4
6
Time (hr)
ng/mL (800 mcg wafer)
ng/mL (400 mcg wafer)
ng/mL (200 mcg wafer)
ng/mL (200 mcg IM Injection)

(57) Abrégé/Abstract:
An orally administrable wafer is provided comprising at least one physiologically acceptable film forming agent. The wafer is formed by mixing the film-forming agent with an aqueous solution to form a gel and exposing the gel to a plurality of heating and cooling cycles. The wafer is rapidly dissolving and suitable for administration of pharmaceutical agents.